EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement of Professional Detailing, Inc. on Form S-8 (File No. 333-61231) and in the Registration Statement of Professional Detailing, Inc. on Form S-3 (File No. 333-50024) of our report dated February 13, 2001, on our audit of the financial statements of Professional Detailing, Inc. as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Annual Report on Form 10-K.


                                               /s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 28, 2001